FOUNDERS INDUSTRIES, INC.

SUBSCRIPTION AGREEMENT

THE SECURITIES REFERRED TO IN THIS SUBSCRIPTION AGREEMENT QUESTIONNAIRE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR THE GENERAL PARTNER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE GENERAL PARTNER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT.
TO:	Founders Industries, Inc. 1026 West Main Street, Suite 104 Lewisville, TX 75067

FAX No:     (972) 219-1832

Ladies & Gentlemen:

       This Subscription Agreement (the "Subscription Agreement") is entered into by and among Founders Industries, Inc. a Nevada corporation (the "Company"), and the investor identified on the signature page attached hereto (the "Investor") in connection with the Investor's purchase of Common Shares of the Company and admission as a Shareholder of the Company.

       1.       Subscription.

                      (a)        Subject to the terms and conditions hereof, the Investor hereby tenders a subscription in the amount set forth opposite the heading "Subscription Amount" on the signature page hereto or such lesser amount as the Company shall choose to accept pursuant to paragraph 2(b) below (the "Subscription") for Common Shares.

                      (b)        The Investor agrees, upon acceptance of its Subscription, to contribute to the Company an aggregate amount equal to the Subscription Amount.

       2.        Acceptance of Subscription: The Investor understands and agrees that this Subscription is made subject to the following terms and conditions:

                      (a)        The Company reserves the right to review the suitability of any person desiring to purchase shares of stock and, in connection with such review, to waive such suitability standards as to such person as the Company deems appropriate under applicable law. The Company shall have no obligation to accept Subscriptions in the order received.

                      (b)        The Company shall have the right to reject this Subscription Agreement, in whole, or in part, in the Company's sole discretion, and this Subscription Agreement shall be deemed to be accepted by the Company only when the Investor has been admitted to the Company as a Shareholder. If the Company elects to accept only part of the Subscription Amount, then the Company shall be authorized to revise the amount set forth opposite the heading "Subscription Amount" on the signature page hereto and shall notify the Investor in writing of such revision promptly after the closing (the amount as so revised shall thereafter be the Investor's Subscription for all purposes hereof).

                      (c)        The Investor hereby requests and authorizes the Company to enter Investor's name on its Share Register.

       3.        Investor's Conditions to Closing. The Investor's obligations hereunder are subject to the Company's performance and compliance with all agreements and conditions required by this Subscription Agreement to be performed or complied with by it prior to or at the closing.

       4.        Company's Conditions to Closing. The Company's obligations hereunder are subject to acceptance by the Company of the Investor's Subscription, and to the fulfillment, prior to or at the time of closing, of each of the following conditions:

                      (a)        The representations and warranties of the Investor contained in this Agreement shall be true and correct at the time of closing, except to the extent that the Investor notifies the Company in writing prior to the closing.

                      (b)        All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and its counsel, and the Company or its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Company may request.

       5.        Investor's Representations. In connection with the Investor's purchase of the shares, the Investor makes the following representations and warranties on which the Company and the Company's counsel are entitled to rely. If in any respect such representations shall not be true and accurate prior to the sale of the share, the Investor shall give immediate notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

                      (a)        The Investor is acquiring the shares solely for its own account for investment and not with a view to distribution or resale. The Investor will not sell, hypothecate, pledge or otherwise dispose of the shares in whole or in part unless the shares either have been registered under the 1933 Act and any applicable state securities law, or are exempt from the registration requirements of the 1933 Act and any such state securities law.

                      (b)        The Investor has sufficient knowledge and experience in business and financial matters to evaluate the Company, its proposed activities and the risks and merits of this investment. The Investor has the ability to accept the high risk and lack of liquidity inherent in this type of investing.

                      (c)        The Investor has had the opportunity to ask questions of and receive answers from the Company concerning the terms, conditions and proposed activities of the Company and to obtain any additional information necessary to verify the accuracy of the information provided.

                      (d)        The Investor has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with an independent tax adviser regarding the tax consequences of participating in the Company.

                      (e)        The Investor understands that the shares have not been registered under the 1933 Act (and that no such registration is contemplated) and are being sold in reliance upon the exemption from the registration requirements under that Act provided in Regulation D and/or Section 4(2). The Investor further understands that it is not anticipated that there will be any market for its shares in the Company and the Investor must therefore bear the economic risk of this investment for the term of the Company.

                      (f)        Accredited Investor Representation. The Investor makes one of the following representations regarding its status as an "accredited investor" and certain related matters. [Please check the applicable subparagraph.]

___	1.

The Investor is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

___	2.

The Investor is a bank, insurance company, investment company registered under the Investment Company Act of 1940, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, a business development company, a Small Business Investment Company licensed by the U.S. Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___	3.

The Investor is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the Investor has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

___	4.	The Investor is (A) a corporation, (B) partnership, (C) business trust, or (D) an organization described in section 501(c)(3) of the Internal Revenue Code and has total assets in excess of $5,000,000.
___	5.

If the Investor is not an entity described in paragraphs (g)(1) through (g)(4), the Investor represents that each of its equity owners is either (i) an entity described in paragraphs (g)(2) through (g)(4); or (ii) an individual who (A) has an individual net worth, or a joint net worth with such individual's spouse, in excess of $1,000,000, or (B) has had an individual income in excess of $200,000 in each of the two most recent years, or a joint income with one's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (C) is a director or executive officer of the Company.

X	6.

If the Investor is an individual, the Investor represents that either he or she (i) has a net worth, either individually or upon a joint basis with the Investor's spouse, of at least $1,000,000, (ii) has had an individual income in excess of $200,000 for each of the two most recent years, or a joint income with the Investor's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (iii) is a director or executive officer of the Company.

___	7.	The Investor cannot make any of the representations set forth in paragraphs (g)(1) through (g)(6) above.

[Rest of Page Intentionally Left Blank]

       In Witness Whereof, the parties hereto have entered into This Subscription Agreement effective as of July 1, 2002.

Investor:
Regal Operating Corporation (Investor)	Subscription Amount: $48,639.96 USD
By:_____________________________ President	Common Shares: 194,560
Name: C. Y. Smith (Print Name)
Title:______President___________________

Type of Investor: Please check the applicable box:
___ Individual	___ Trust ________________________
X Corporation	___ Other
___ Company

State of Organization: (non-individuals only)______________________________________
Primary contact person:	C. Y. Smith
Address:	P. O. Box 612752
2300 West 32nd Street
Dallas, Texas 75261-2752
Telephone Number:	(214) 559-5643
Fax Number:	(2140 559-5643
E-mail Address:	n/a

Other persons who should receive
Company correspondence:	________________________	________________________
	________________________	________________________
	________________________	________________________
Please specify your Tax I.D. Number or check the appropriate box:
X Tax I.D. No.: 75-2248751
___ Exempt under IRC Section 401(a)
___ Exempt under IRS Section 501(c)(3)

ACCEPTED BY:

COMPANY:

FOUNDERS INDUSTRIES, INC.

By: __________________________ Richard C. Smith Chief Financial Officer